Exhibit 10.4

Verbal agreement
Dated October 17, 2014

This Verbal Agreement (“Agreement”) is made between Arusyak Sukiasyan, president and treasurer of Illumitry Corp. (“President”) and Illumitry Corp. (“Company”).

This Agreement is witness therefore that President has agreed to loan the Company needed funds, in the amount not more then $10,900 US (“Loan”), which is necessary for the Form S-1 registration process of the Company.

In case if the Company needs more then the Loan, it has to be certified by written agreement.

The Loan is unsecured and does not bear any interest. The Loan does not have the repayment date and other provisions.

/s/ Arusyak Sukiasyan
Arusyak Sukiasyan